Loan Contract

Agricultural Bank of China

Loan Contract

(410508101)NYJZ (2005) No.04001

The borrower (Full name): The Pingdingshan Pinglin Toll Road Company Ltd.

The loaner (Full name): Agricultural Bank of China, Xinhua District Branch, Pingdingshan City

In accordance with relevant Chinese laws and regulations, Party A and Party B have entered into this contract upon consensus through consultation.

Article 1 Loan

1. The loan type: long term fixed asset loans

2. The loan usage: Construction project of Pingdingshan-Linru Expressway

3. The currency and amount of loan (Capitalized): RMB 200,000,000Yuan (TWO HUNDRED MILLION YUAN)

4. Life of the loan

(1) The life of the loan is shown in the following table.

Issuing				Expiration
Year	Month	Day	Amount	Year	Month	Day	Amount
2005	4	19	10,000,000	2010	11	20	10,000,000
2005	4	19	10,000,000	2011	11	20	10,000,000
2005	4	19	10,000,000	2012	11	20	10,000,000
2005	4	19	20,000,000	2013	11	20	20,000,000

(The additional attached list, due to the table columns are not enough to fill out, is the component element of this contract)

(2) If the loan amount, issuing date and expiration date recorded in this contract are not consistent with the record of loan note, the record of loan note shall prevail. The loan note is the component element of this contract and has the equal lawful force with this contract.

(3) If the foreign exchange is used for this loan contract, the borrower should return its interest of loan by original currency on time.

5. Lending rate

The lending rate of RMB can be decided by type (1) as follows:

(1) Floating interest rate

The lending rate floats upward 2.9412% based on the setting rate, implements the annual interest rate of 6.30%, the lending setting rate of less than 5 (including 5 years) years is calculated by RMB benchmark lending rate of corresponding period published by the People’s Bank of China; the lending setting rate of more than 5 years is calculated by lending ruling rate of interest of RMB plus zero (Capitalized) percentage point published by the People’s Bank of China.

Six (Capitalized) months is one period of interest rate adjustment. If the People’s Bank of China adjusts its RMB benchmark lending rate, from the lending corresponding day of the first month in the next period of interest rate adjustment, the loaner should decide new lending rate with implementation according to benchmark interest rate of corresponding time and level after adjusting and the above formula mode, the borrower will not be informed further.

The adjustment day of lending rate and lending issuing date, or the lending corresponding day of the first month of the period are the same day, the new implemented lending rate should be decided since the adjusting day of the setting rate. If have no lending corresponding day, the last day of the month is regarded as lending corresponding day.

(2) Fixed interest rate

The lending rate______ floats (upward/downward) ______ % based on the setting rate, implements the annual interest rate______% until the lending due date. The lending setting rate of less than 5 (including 5 years) years is calculated by RMB benchmark lending rate of corresponding period published by the People’s Bank of China; the lending setting rate of more than 5 years is calculated by RMB benchmark lending rate plus______(Capitalized) percentage point published by the People’s Bank of China.

The lending rate of foreign exchange can be decided by type___ as follows:

(1)______ month/months (Capitalized)______ (LIBOR/HIBOR) +______ % of margin consists of the floating lending rate by ______ months (Capitalized). LIBOR/HIBOR is an inter-bank offered rate of London or Hong Kong during the corresponding time limit of the first two working days published by Reuters.

(2) Implement the annual interest rate______% until the lending due date.

(3) Other modes ______________________________.

6. Interest settlement

The interest of loan under this contract can be settled by quarter (month or quarter); the interest settlement date is the 20th of the last month of each quarter. The borrower shall pay the interest on each settlement day. If the repayment date for the last time of lending principal is not the interest settlement day, the unpaid interest should be settled with the principal repayment (day interest rate = monthly interest rate/30).

Article 2 If the borrower fails to meet the requirements of the following conditions, the loaner has the right to not provide the loan.

1. The borrower opens a general deposit account at the loaner’s office.

2. The borrower provides related documents, materials and handles the relevant procedures according to requirements of the loaner.

3. If the foreign exchange is used for loan under this contract, the borrower has already handled the authorization, registration and other prescribed procedures in term of pertinent regulations.

4. If the loan has mortgage and guarantee of pledge under this contract, relevant legal procedures for registration and/or insurance etc. have already been handled by the requirements of the loaner, and this guarantee and insurance are constantly valid. If the loan has guarantee under this contract, it can ensure that the contract has already been signed and coming into force.

Article 3 The Rights and Obligations of the Loaner

1. The loaner has the right to know the production operation, financing activities, goods storage and loan usage of the borrower, and require the borrower to present the documents such as financial reports, materials and information on schedule.

2. The loaner has the unfavorable actions or situations which includes but not limit to the seventh, eighth and tenth items of Article 4 in this contract, the loaner may withhold funding and withdraw the loan in advance.

3. If the principal, interest, default interest, compound interest and other expenses payable of the borrower are withdrew or withdrew in advance stipulated in this contract, the loaner can directly transfer fund from any account of the borrower.

4. The repaid funds of the loaner is not enough to pay off funds payable under this contract, the loaner can use the fund to return principal, interest, default interest, compound interest or other expenses.

5. If the loaner hasn’t fulfilled its repayment, the loaner can disclose the default actions of borrower to the public.

6. The loaner must timely pay the loan in full to the borrower stipulated in this contract.

Article 4 The rights and obligations of the borrower

1. The borrower has the right to obtain and use the loan according to provisions of this contract.

2. Handle the current settlements and deposit related to the loan under this contract through the account agreed in article 2.

3. If the foreign exchange is used for loan under this contract, the borrower shall handle the authorization, registration and other prescribed procedures related to this loan according to relevant regulations.

4. The principal and interest of the loan shall be repaid on time. If the borrower needs to extend the period of repayment, the borrower shall present an application in written form to the loaner within the 15 days before the due date of the loan and sign the extending contract of the loan through the agreement of the loan.

5. The borrower shall use the loan as agreed in the contract, shall not unwarrantedly use or divert the loan.

6. The loaner should provide authentic, integrate and valid financial reports or other related materials and information to the loaner by month, and positively cooperate with the loaner, checking the production operation, financing activities and usage of loan.

7. If the borrower implements a series of actions such as contract, lease, transformation in line with stock system, affiliation, combination, merger, split, joint investment, assets assignment, application for stop doing business for internal rectification, application for dissolution and bankruptcy, and other actions which will cause the changes to the relationship between the obligatory right and debt or affect the realization of the creditor's rights of loaner, it should present a written notice to the loaner and gain the agreement of the loaner, and also implement the responsibility of settlement or paying off debts in advance, otherwise it cannot implement the above actions.

8. Except the above stated actions, if the borrower has a series of other serious unfavorable situations on repayment under this contract such as suspend production, go out of business, cancel the registration, its business license is revoked, whose legal representative or chief executive officer engage illegal activities, has actions of big lawsuits or arbitration, its production operation faces the serious difficulties and financial position deteriorates etc., the borrower shall present a written notice to the loaner, and implement the preservation measures of creditor’s rights recognized by the loaner.

9. The borrower shall announce in written form in advance and get approval of the loaner if the borrower guarantees loans to other debt or provides mortgage and pledge to the third person by his main property which may affect his borrowing ability under the contract.

10. The borrower and its investor can not withdraw fund, transfer assets or transfer stock randomly to avoid the debt to the loaner.

11. The borrower shall inform the loaner timely in written form if there are any changes of the name, legal representative, residence, business scope, etc.

12. If there are situations of the guarantor such as: suspending production, going out of business, canceling the registration, business license is revoked, going bankrupt and appearing loss of business etc, or losing corresponding ability of warrantee of this loan partly or completely, or the value of the object of pledge, pledge and the pledge right as loan guarantee under the contract are lost or reduced. The borrower shall provide other guarantee measures timely approved by the loaner.

13. The borrower shall undertake the series fees related to the contract or the guarantee under the contract such as: the service of the lawyer, insurance, transportation, evaluation, registration, conservation, identification, notarization and so on.

Article 5 Advance Repayment

If the borrower wants to repay the loan in advance, he shall be approved by the loaner; if the loaner agrees, the interest of the part of the prepayment is calculated and charged by the following two ways:

1. Calculate and charge by the life of the loan and implement interest rate agreed in the contract.

2. Calculate and charge by the rate floating upward by zero percent (capitalized) on the base of the agreed implement interest rate agreed in the contract according to the actual loan life.

Article 6 Liability for Breach of Contract

1. If the loaner didn't offer loans to the borrower on schedule according to the agreement of the contract and cause loss to the borrower, the loaner shall pay breach of contract to the borrower according to amount of the breaches and the days delayed. The calculating mode of the interest of the breach of contract is same as the mode of interest calculation of overdue loan in the same period.

2. The loaner shall charge the penalty interest floating upward 30% (in capital) on the base of the loan implement interest rate agreed in this contract to the overdue loan from the beginning of the overdue days until the principal and interest are liquidated. During the overdue period, for the loan with Reminbi, if the Renminbi-denominated loan rate of the People's Bank of China rises during the same period, the fine rate will be raised correspondingly from the date when the ruling rate of interest adjusts.

3. If the borrower didn't follow the prescribed purpose to use the loan stipulated by the contract, the loaner can charge penalty interest of 50% (in capital)exceeding to the exercise interest rate prescribed in the contract to the partial breach from date of expiration till the principal and interest are liquidated. During the delaying, Renminbi-denominated loan penalty interest will rise corresponding to the base rate rise of the People's Bank of China of the same period from the date of base interest adjustment.

4. The loaner shall charge compound interest to the unpaid interest payable according to the regulations of the People's Bank of China.

5. The loaner has right to demand the borrower to correct breach, stop to issue loans, reclaim issued loan in advance, announce that the loan of other loan agreements signed between the loaner and the borrower are expired instantly or take other capital security measures if the borrower breaches obligations of the contract.

6. The loaner has right to stop the issue of loan, reclaim loan issued in advance or take other capital security measures to the borrower if any guarantor breaches the prescribed obligations of the contract.

7. If the borrower breaches the contract, which rise financial claim fees from legal action and arbitration, the borrower shall pay the corresponding attorney fees, travel charge and other fees for financial claim.

Article 7 Loan Guarantee

The guarantee way of the loan under the contract is Pledge of Toll Collection Right, the guaranty contract shall be signed separately. If adopting the guarantee way of maximum amount, the guaranty contract NO. is __________________.

Article 8 Dispute Resolution

The disputes during the performance of this contract can be settled by the two parties through consultation, and may also be solved by the first way as follows:

1.	Lawsuit. Under the jurisdiction of the people’s court in the location of the loaner.

2.	Arbitration. Submit to______________________ (full name of arbitral authority) for arbitration according to its arbitration rules.

During the lawsuit or arbitration, the terms unrelated to the dispute shall still be executed.

Article 9 Other issues

1. During the operation of the project, the proportion of the loaner in the toll revenue shall not be less than its loan proportion in the project, and it shall be deposited to the account of the borrower opened at the loaner.

2. After finishing the construction of the project, the borrower shall manage the pledge guaranty procedures of toll collection right division approved by the loaner according to loan share of the loaner as for the loan under the contract.

Article 10 Effectiveness of Contract

The contract shall become effective since being signed or sealed by both parties.

Article 11 Number of Contract Copies

There are four original copies of the contract, one for each party, one for the guarantor and one for the pledge registration authority, with the same effect.

Article 12 Notice

The loaner has asked the borrower to get a complete and accurate understanding about all pre-printed articles and made corresponding explanation to the articles according to the demand of the borrower. Both parties have the consistent understanding of the contract.

The borrower: The Pingdingshan Pinglin Toll Road Company Ltd. (seal)

Legal representative or authorized agent: /s/ Li Xipeng

The loaner: Agricultural Bank of China, Xinhua District Branch of Pingdingshan City (seal)
Principal or authorized agent: /s/ Authorized Person

Date of contract: March 19, 2005

Signed at: Agricultural Bank of China, Pingdingshan branch

Supplementary Agreement

The borrower and the loaner reach an agreement for Article 5 “Advance Repayment” item of the loan contract signed on Feb. 28, 2005, whose number is (410508101) NYJZ (2005) No.02002.

1. If needing to repay in advance, the borrower shall inform the loaner in written form 30 days before the scheduled repayment date; when getting repayment, the loaner shall collect the interest to the part of advance repayment as agreed in the contract.

2. This agreement is a supplement for loan contract; other matters shall be executed as agreed in the loan contract except the contents specified in the agreement.

3. This agreement shall be valid from the date when the two parties sign and seal.

4. This agreement shall have four originals and each party will have two of them with equal legal force.

The borrower: The Pingdingshan Pinglin Toll Road Company Ltd. (seal)
/s/ Li Xipeng

The loaner: Agricultural Bank of China, Xinhua District Branch of Pingdingshan City (seal)
/s/ Authorized Person

June 7, 2005

Attached List

Issuing				Expiration
Year	Month	Day	Amount	Year	Month	Day	Amount
2005	4	19	20,000,000	2014	11	20	20,000,000
2005	4	19	20,000,000	2015	11	20	20,000,000
2005	4	19	20,000,000	2016	11	20	20,000,000
2005	4	19	20,000,000	2017	11	20	20,000,000
2005	4	19	30,000,000	2018	11	20	30,000,000
2005	4	19	40,000,000	2019	3	20	40,000,000

Notice : This attached list is a supplement for life of loan in the first item of Article 4 in the loan contract, whose number is (410508101) NYJZ (2005) No.02002, and it is the component part of the loan contract.

The borrower: The Pingdingshan Pinglin Toll Road Company Ltd. (seal)

Legal representative or authorized agent: /s/ Li Xipeng

The loaner: Agricultural Bank of China, Xinhua District Branch of Pingdingshan City

Principal or authorized agent: /s/ Authorized Person